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                                                                EXHBIT 4(b)

                         INSTRUMENT OF ADOPTION FOR
                        THE STANDARD PRODUCTS COMPANY
             COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PIAN


        The below-named Employer hereby adopts, subject to the approval of The Standard Products Company (the "Company"), The Standard Products Company Collectively Bargained Savings and Retirement Plan (the "Basic Plan Document"), establishing an employee retirement plan (the "Plan"). The Employer accepts and hereby incorporates by reference the Basic Plan Document, including such provisions relating to the establishment of a trust with respect to the Plan, with certain specifications identified below in accordance with the terms of the Basic Plan Document. The Employer also hereby adopts, accepts and incorporates by reference, subject to the approval of the Company, any Trust Agreement entered into by the Company under Article 9 of this Plan establishing a trust subject to which the assets of this Plan and the assets of all other plans established through any Employer's adoption of the Basic Plan Document shall be held.

1.    Employer.
      ---------
      Name: The Standard Products Company                         .
           -------------------------------------------------------
      Address: 594 Alpine Road, Route No. 3. Gaylord, Michigan  49735  .
              ----------------------------------------------------------
      Employer Identification Number: 34-0549970    .
                                      ---------------
      Plan Number: 014 .
                  -----
2.    Name or Plan. The name of this Plan shall be The Standard
      ------------                                 ------------
      Products Company (Gaylord, Michigan Plant) UAW Local 388
      ---------------------------------------------------------
      Collectively Bargained Sayings and Retirement Plan.
      --------------------------------------------------

3.    Effective Date of Plan. This Plan shall be effective as of
      ----------------------
      January 1, 1991   .
      -------------------

4.    Covered Employees. Employees covered under this Plan
      ------------------
      include (include the collective bargaining agreement making this Plan applicable to such covered employees): those
                                                       -----
      persons covered by the collective bargaining agreement
      ------------------------------------------------------
      between the International Union, United Automobile,
      ------------------------------------------------------
      Aerospace and Agricultural Implement Workers of America
      ------------------------------------------------------
      (UAW) Local No.  388 and the Employer (the "CBA") and
      ------------------------------------------------------
      employed by the Employer at its Gaylord, Michigan Plant.
      ------------------------------------------------------

5.    Age and Service Requirements.
      -----------------------------

    a.     An Employee who is an Employee under the Plan as of
           this Plan's Effective Date shall be eligible to
           participate under this Plan after meeting the
           following age and seryice requirements:
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           Age Requirement:
           ----------------

           [X]   There is no minimum age requirement under this Plan.

           [ ] An Employee shall be eligible to participate under this Plan after attaining the age of ______.

           Service Requirement:
           --------------------

           [X]    There is no minimum service requirement under this Plan.

           [ ] An Employee shall be eligible to participate under this Plan following the completion of _____________
                 ___________________________________________________

    b.     An Employee who becomes an Employee after this Plan's
           Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

           Age Requirement:
           ----------------

           [X]   There is no minimum age requirement under this Plan.

           [ ] An Employee shall be eligible to participate under this Plan after attaining the age of ______.

           Service Requirement:
           --------------------

           [X]    There is no minimum service requirement under this Plan.

           [ ] An Employee shall be eligible to participate under this Plan following the completion of his 90-day
                                                       -----------
                 probationary period as defined in the CBA
                 --------------------------------------------------

6. PARTICIPANT ELECTED CONTRIBUTIONS. A Depositing Participant may elect that Participant Elected Contributions be made to this Plan in an amount no greater than TEN percent (10%)
      of Credited Compensation, and no less than ONE percent (1%) of Credited Compensation.

7. EMPLOYER MATCHINQ CONTRIBUTIONS. The Employer shall contribute to the Trustee Employer Matching Contributions in the amount of TWENTY percent (20%) of each Depositing Participant's Participant Elected Contributions which do not exceed FIVE percent (5%) of Credited Compensation.





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8.    VESTING OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer
      Matching Contributions allocated to the Account of any Participant shall vest as follows for years in which this Plan is not Top-Heavy:

          [X]    Employer Matching Contributions shall vest immediately.

          [ ] Employer Matching Contributions shall vest according to the following schedule:

                ____ percent after one Year of Credited Service (Vesting)

                ____ percent after two Years of Credited Service (Vesting)

                ____ percent after three Years of Credited Service (Vesting)

                ____ percent after four Years of Credited Service (Vesting)

                ____ percent after five Years of Credited Service (Vesting)

                ____ percent after six Years of Credited Service (Vesting)

                ____ percent after seven Years of Credited Service (Vesting)


      This Plan and Trust is signed this 31st day of January, 1991.



                                        The Standard Products Company
                                        -----------------------------
                                        Employer

                                        By /s/ Robert E. Jacob
                                          ----------------------------

                   ACCEPTANCE OF EMPLOYER'S INSTRUMENT OF
                  ADOPTION BY THE STANDARD PRODUCTS COMPANY

        The Standard Products Company, by action of its Board of Directors, hereby approves the above-named Employer's adoption, through the above Instrument of Adoption, of The Standard Products Company Collectively Bargained Savings and Retirement Plan, to include the adoption of any trust agreement entered into by The Standard Products Company under the terms of the Plan.

ATTEST                                  THE STANDARD PRODUCTS COMPANY

                                        Employer

By /s/ T. J. Roy                        By /s/ Robert E. Jacob
  ---------------------------------       ---------------------------------

Title Corp. Mgr.-Employee Relations     Title Secy.
      -----------------------------          ------------------------------

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INSTRUMENT OF ADOPTION FOR STANDARD PRODUCTS COMPANY
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